UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200

San Diego CA 92121

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASRE	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 10, 2024, Astra Energy Inc. (the “Company”) have entered into an Agency and Service Agreement (the "Agreement") with Aztec Management Consultants Inc. (the “Agent”), with an office located at 79-13eme Rue, Limete Kinshasa, Democratic Republic of Congo.

The Agent is a consulting and project management firm specializing in securing Power Purchase Agreements (PPAs) and overseeing pre-development, procurement, construction, and commissioning activities for Independent Power Producers (IPPs), particularly those involved in renewable and clean energy projects.

The Agent brought the 100 Megawatt Clean and Renewable Energy Park project in Lesotho project to Astra. The estimated budget for the development is $350 million and they are being engaged to advance PPA negotiations and prepare the project for development. Astra will retain 100% equity interest in the project and pay the Agent:

(a)	Deal Fees: 2% of the total project cost, paid in full within 15 days of financial closure.
(b)	Project Management Fees: 5% of the total project cost shall be paid as follows:
i.	1% for Mobilization, disbursed within 15 business days of financial closure.
ii.	4% prorated over the construction term, with billing monthly starting from the commencement of construction activities.
(c)

Design Engineer Fees: 4% of the total project cost, disbursed within 15 business of financial closure. This is a cost that is normally within the scope of the project, but the Agent will have engineers on staff to accommodate this and replace it from the project budget if agreeable to both parties. The main reason for this is that financing the project is the first consideration and if that is in place the parties would be in favor of saving money with the potentially lower fees of 4%.

(d)	Upon successful sourcing or securing of the necessary project funding by the Agent, the Principal agrees to initiate negotiations for a separate agreement for an equity position.

This project was announced by the company February 21, 2024: Astra Energy Inc. Executes MOU to Develop a 100-Megawatt Clean and Renewable Energy Park with Lesotho National Development Corporation.

Item 8.01 Other Events

Change of Headquarters to Sarasota, Florida

The Company has made a decision to move its head office immediately from 200-9565 Waples Street, San Diego, CA to 1100 Benjamin Franklin Drive, Unit 802 Sarasota Florida 34236. This will serve Astra as a temporary location for the head office until the Company secures a 60-80,000 square foot office and warehouse for product manufacturing and assembly, ideally near the North Port-Sarasota-Bradenton area.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: June 12, 2024	By:	/s/ Ronald W. Loudoun
Ronald W. Loudon
CEO

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